                                  EXHIBIT 99.4

                            Brookline Savings Bank
                            ----------------------

                               TABLE OF CONTENTS
                               -----------------


CORRESPONDENCE
--------------

Letter to Depositors
Potential Investor Letter (Non-Customers)
Ryan, Beck "Broker Dealer" Letter
Stock Order Acknowledgement Letter
Stock Certificate Mailing Letter
Stockgram


ADVERTISEMENTS
--------------

Tombstone Newspaper Advertisement
Lobby Poster

PRESS RELEASES
--------------

Press Release - Offering Commences
Press Release - Offering Completed

BROCHURES
---------

Q&A
Folder (Cover & Inside Copy)

FORMS
-----

Stock Order Form

LETTER TO DEPOSITORS
[Brookline Savings Bank Letterhead]

January ___, 1998

Dear Sir/Madam:

I am pleased to inform you that the trustees of Brookline Savings Bank have unanimously approved a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, the Savings Bank will convert to a stock charter and form a Massachusetts-chartered stock holding company, Brookline Bancorp, Inc. (the "Holding Company"), which will own 100% of the common stock of the converted Savings Bank. As part of the mutual holding company formation, the Holding Company will offer for sale 47% of its common stock to eligible depositors and others in a subscription offering, and the remaining shares will be held by Brookline Bancorp, MHC (the "Mutual Holding Company"). The primary purpose of the Plan is to establish a holding company and to convert Brookline Savings Bank to the stock form of ownership, which will enable it to compete and expand more effectively in the financial services marketplace. The Plan will permit the holding company to issue capital stock, which is a source of capital not available to mutual savings banks. The Plan will also provide the Bank with greater flexibility to structure and finance the expansion of its operations and to manage its capital. The Bank's mutual form of ownership, and its ability to remain an independent institution, will be preserved through the mutual holding company structure.

In connection with the Plan, between 8,789,000 and 11,891,000 shares of common stock are being offered by Brookline Bancorp, Inc. to certain depositors and to the general public at a purchase price of $10.00 per share. We intend to pay an initial annual cash dividend of $___ per share on the common stock, to be paid in quarterly installments. There can be no assurance, however, as to the payment of any future dividends.

We believe that the mutual holding company formation and related stock offering are in the best interest of our customers and the communities we serve. Please remember:

* YOUR SAVINGS ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND THE MASSACHUSETTS DEPOSITORS INSURANCE FUND.

*    THERE WILL BE NO CHANGE IN THE TERMS OF YOUR ACCOUNTS OR LOANS.

*    DEPOSITORS AND BORROWERS WILL ENJOY THE SAME SERVICES IN OUR OFFICES.

* AS A BROOKLINE SAVINGS BANK CUSTOMER ON SEPTEMBER 30, 1996 OR DECEMBER 31, 1997, YOU HAVE A PRIORITY, BUT NO OBLIGATION, TO BUY COMMON STOCK BEFORE IT IS SOLD TO THE GENERAL PUBLIC, AS DESCRIBED IN THE PROSPECTUS.

LETTER TO DEPOSITORS
Page 2

Enclose pleased find a Prospectus, Stock Order Form, Informational Brochure and Reply Envelope. IF YOU ARE INTERESTED IN PURCHASING SHARES OF COMMON STOCK, YOU MAY DO SO DURING THE OFFERING WITHOUT PAYING A COMMISSION OR FEE. YOU COMPLETED STOCK ORDER FORM, ALONG WITH PAYMENT OR AUTHORIZATION TO WITHDRAW FUNDS FROM YOUR BROOKLINE SAVINGS BANK DEPOSIT ACCOUNT(S), MUST BE RECEIVED BY BROOKLINE SAVINGS BANK BY 11.00 A.M. BOSTON TIME, ON ________, 1998. Funds received by us will be held in a deposit account from the date they are received until the Offering is completed or terminated. Interest will be paid by Brookline Savings Bank at its passbook rate on all funds received, or at the account contract rate with respect to withdrawals of funds from existing accounts. THERE WILL BE NO PENALTY FOR EARLY WITHDRAWAL FOR THE PURCHASE OF COMMON STOCK.

PLEASE CALL THE STOCK INFORMATION CENTER WITHIN THE FIRST TWO WEEKS OF THE OFFERING PERIOD IF YOU WISH TO USE FUNDS IN AN IRA TO PURCHASE COMMON STOCK. IRA-RELATED PROCEDURES REQUIRE ADDITIONAL PROCESSING TIME.

IF YOU HAVE ANY QUESTIONS PLEASE CALL THE STOCK INFORMATION CENTER AT (617) ___-___ OR (800) ___-___, FROM 9:00 A.M. TO 4:00 P.M., BOSTON TIME, MONDAY
THROUGH FRIDAY.

We hope that you will take advantage of this opportunity to join us as a charter stockholder of Brookline Bancorp, Inc.


Sincerely,



Richard P. Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                           STOCK INFORMATION CENTER
                        (617) ___-___ OR (800) ___-___
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                   LOCATED AT BROOKLINE SAVINGS' MAIN OFFICE

POTENTIAL INVESTOR LETTER (NON-CUSTOMERS)
[Brookline Savings Bank Letterhead}

January ___, 1998


Dear Potential Investor:

I am pleased to inform you that the trustees of Brookline Savings Bank have unanimously approved a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, the Savings Bank will convert to a stock charter and form a Massachusetts-chartered stock holding company, Brookline Bancorp, Inc. (the "Holding Company"), which will own 100% of the common stock of the converted Savings Bank. As part of the mutual holding company formation, the Holding Company will offer for sale 47% of its common stock to eligible depositors and others in a subscription offering, and the remaining shares will be held by Brookline Bancorp, MHC (the "Mutual Holding Company"). The primary purpose of the Plan is to establish a holding company and to convert Brookline Savings Bank to the stock form of ownership, which will enable it to compete and expand more effectively in the financial services marketplace. The Plan will permit the holding company to issue capital stock, which is a source of capital not available to mutual savings banks. The Plan will also provide the Bank with greater flexibility to structure and finance the expansion of its operations and to manage its capital. The Bank's mutual form of ownership, and its ability to remain an independent institution, will be preserved through the mutual holding company structure.

In connection with the Plan, between 8,789,000 and 11,891,000 shares of common stock are being offered by Brookline Bancorp, Inc. to certain depositors of the Bank and to the general public at a purchase price of $10.00 per share.

Brookline Savings Bank is a well-capitalized, community-oriented savings institution headquartered in Brookline, Massachusetts, a Boston suburb. The Bank conducts business through its home office, and its four other offices also located in the Town of Brookline. At August 31, 1997, Brookline Savings Bank had total assets, deposits, and retained earnings of $680.3 million, $481.5 million and $125.4 million, respectively.

Enclosed please find a Prospectus, Stock Order Form, Informational Brochure and Reply Envelope. IF YOU ARE INTERESTED IN PURCHASING SHARES OF COMMON STOCK, YOU MAY DO SO DURING THE OFFERING WITHOUT PAYING A COMMISSION OR FEE. YOUR COMPLETED STOCK ORDER FORM, ACCOMPANIED BY YOUR PAYMENT, MUST BE RECEIVED BY BROOKLINE SAVINGS BANK BY 11:00 A.M, BOSTON TIME, ON _____________, 1998.

POTENTIAL INVESTOR LETTER (NON-CUSTOMERS)
Page 2

IF YOU HAVE ANY QUESTIONS PLEASE CALL THE STOCK INFORMATION CENTER AT (617) ___-____ OR (800) ___-____, FROM 9:00 A.M. TO 4:00 P.M., BOSTON TIME, MONDAY
THROUGH FRIDAY.

We hope that you will take advantage of this opportunity to join us as a charter stockholder of Brookline Bancorp, Inc.

Sincerely,



Richard P Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
________________________________________________________________________________

                           STOCK INFORMATION CENTER
                       (617) ___,____ OR (800) ___,____
                  9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                   LOCATED AT BROOKLINE SAVINGS' MAIN OFFICE

RYAN, BECK "BROKER DEALER" LETTER
[Ryan, Beck Letterhead]




Dear Sir/Madam:

At the request of Brookline Bancorp, Inc., we are enclosing materials regarding its Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan and its related stock Offering. Ryan, Beck & Co., Inc., has been retained by Brookline Bancorp, Inc. as selling agent in connection with the Offering.


We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.



Sincerely,

RYAN, BECK & CO.

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

STOCK ORDER ACKNOWLEDGEMENT LETTER


Date:



Name:
Address:



Dear Investor:

We are pleased to confirm the receipt of your order for $_______ for the purchase of Brookline Bancorp,Inc. common stock.

The stock will be registered in the name(s) shown above in the event that your order is filled in whole, or in part. Please verify the spelling and accuracy of your name and address. If this information is incorrect, please contact ______________ at ( ) ________________.

We appreciate your confidence in our future.


_____________________________
NOTE: PRINTED AND MAILED BY DATA PROCESSING AGENT. (THE CONTACT NAME/PHONE IS AT THE DATA PROCESSING AGENT'S OFFICE.)

STOCK CERTIFICATE MAILING LETTER
[Brookline Savings Bank Letterhead]


Date


Dear Stockholder:

I would like to welcome you as a charter stockholder of Brookline Bancorp, Inc. A total of __________ shares were purchased by investors at $10.00 per share. Our holding company, Brookline Bancorp, MHC, owns _____ shares, the balance of the issued and outstanding shares of Common Stock.

Your stock certificate is enclosed. Please review it to make sure the registration and number of shares are correct. If you find an error or have questions about your certificate, please call our Transfer Agent:


                               [Name & Address]


If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you should change your address, please notify the Transfer Agent immediately so you will continue to receive all Brookline Bancorp, Inc. stockholder communications.

If you paid for your shares by check, you will soon receive a check representing interest at Brookline Savings Bank's passbook account rate of __%. If you paid for your shares by authorizing withdrawal from a Brookline Savings Bank deposit account, that withdrawal has been made.

We thank you for your participation in our Offering.

Sincerely,



Richard P. Chapman, Jr.
President and Chief Executive Officer


__________________
NOTE: MAILED BY TRANSFER AGENT

LOBBY POSTER




                               [OFFERING THEME]




                               11,891,000 SHARES
                                 COMMON STOCK



BROOKLINE BANCORP, INC. IS CONDUCTING A COMMON STOCK OFFERING!


If you have any questions or would like to obtain a copy of the Prospectus, please call the Stock Information Center at (617) ___-____ or (800) ___-____, from 9:00 a.m. to 4:00 p.m., Monday through Friday.




                                    [LOGO]



THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

PRESS RELEASE - OFFERING COMMENCES


                                 PRESS RELEASE
                                 -------------


CONTACT:  RICHARD P. CHAPMAN, JR.
          PRESIDENT AND CEO

TELEPHONE: (617) 730-3500

FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------
BROOKLINE, MASSACHUSETTS. Brookline Savings Bank (the "Bank"), a Massachusetts-chartered state savings bank announced today that Brookline Bancorp, Inc. (the "Company"), a newly-formed holding company of Brookline Savings Bank will be offering to certain depositors and members of the general public between 8,789,000 and 11,891,000 shares of common stock at a purchase price of $10.00 per share. An independent financial appraiser has determined the appraised value of the Company and the Bank to be between $187.0 and $253.0 million. Public stockholders will own 47% and Brookline Bancorp, MHC will own 53% of the total shares of common stock to be outstanding.

The offering, which is being managed by Ryan, Beck & Co., Inc., is expected to commence in _________ 1998.

Information including details of the offering and the Bank's operations are provided in the Prospectus, which is available upon request by calling Brookline Savings Bank's Stock Information Center at (617) ___- ____ or (800) ___- ____, from 9:00 a.m. to 4:00 p.m., Monday through Friday.

THIS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

PRESS RELEASE - OFFERING COMPLETED



                                 PRESS RELEASE
                                 -------------

CONTACT: RICHARD P. CHAPMAN, JR.
         PRESIDENT AND CEO


TELEPHONE: (617) 730-3500

FOR IMMEDIATE RELEASE


--------------------------------------------------------------------------------

BROOKLINE, MASSACHUSETTS. Bookline Savings Bank has completed its two-tier mutual holding company reorganization and its related common stock offering.
A total of __________ shares were sold in the Offering at $10.00 per share representing a 47% minority interest in Brookline Bancorp, Inc. Brookline Bancorp, MHC, the mutual holding company, owns the remaining shares and is the majority holder of Brookline Bancorp's common stock. Net proceeds were $_____ million in the Offering which will increase Brookline Savings Bank's capital base and will support investment and lending activities.

Ryan, Beck & Co., Inc. served as financial advisor and selling agent with regard to the transaction. Ryan, Beck makes a market in Brookline Bancorp Inc.'s common stock, which is quoted on the NASDAQ National Market System under the symbol "____".

Brookline Bancorp, Inc. expects initially to declare cash dividends on the common stock of $____ per share per year, payable quarterly.

FOLDER COVER


                            Brookline Bancorp, Inc.





                                    [LOGO]




                               (OFFERING THEME)

INSIDE FOLDER COPY


Brookline Savings Bank is a community-oriented financial institution which was organized in 1871 as a Massachusetts-chartered mutual savings bank. The Bank operates five full-service banking offices in the Town of Brookline, a Boston suburb.

In order to better position Brookline Savings Bank for the future, our Board of Trustees has approved a plan to convert from the mutual form of ownership to a
                                                 ------
stock form of ownership through a mutual holding company structure. As part of
-----
the mutual holding company formation, a mid-tier stock holding company - Brookline Bancorp, Inc. - will be established and will offer 47% of its common stock for sale on a priority basis to depositors and others in a subscription and community offering. Among other benefits, the mutual holding company and stock offering will enhance the long-term growth and performance of the Bank.

Implementation of the mutual holding company structure will result in a change in our legal form of organization, but it will not affect our staff, branch locations or the services that we provide to our customers.

We are pleased to provide our customers and community members with an opportunity to become charter stockholders of Brookline Bancorp, Inc. and its subsidiary, Brookline Savings Bank.


Sincerely.


Richard P. Chapman, Jr.
President and Chief Executive Officer

[MAP OR FINANCIAL RATIOS MAY BE INCLUDED]

FOLDER FLAP

THIS FOLDER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

________________________________________________________________________________

                           STOCK INFORMATION CENTER
                        (617)___-_____ OR (800)___-_____
                 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY
                   LOCATED AT BROOKLINE SAVINGS' MAIN OFFICE

TOMBSTONE NEWSPAPER ADVERTISEMENT
(Optional)



                            Brookline Bancorp, Inc.



                               11,891,000 SHARES
                                 Common Stock



                                     PRICE
                               $10.00 Per Share


Shares may be purchased directly from Brookline Bancorp, Inc. during the Offering period.

This Offering expires at 11:00 a.m., Boston Time, on ________, 1998.

To receive a copy of the Prospectus, please call the Stock Information Center at
(617) ___-____ or (800) ___-____, from 9:00 a.m. to 4:00 p.m., Monday through
Friday.



                                    [LOGO]

THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

STOCKGRAM
[Brookline Savings Bank Letterhead]
(Optional)




                                   STOCKGRAM

DEAR POTENTIAL INVESTOR:

TIME IS RUNNING OUT FOR YOU TO PURCHASE STOCK IN OUR OFFERING!

THIS IS A REMINDER THAT YOUR OPPORTUNITY TO PURCHASE STOCK IN OUR OFFERING EXPIRES AT 11:00 A.M., BOSTON TIME, ON ______________, 1998.

YOU SHOULD HAVE RECENTLY RECEIVED A PROSPECTUS AND STOCK ORDER FORM.

AN ADDITIONAL STOCK ORDER FORM AND POSTAGE-PAID REPLY ENVELOPE ARE ENCLOSED. IF YOU WISH TO PURCHASE SHARES OF COMMON STOCK, THE STOCK ORDER FORM AND PAYMENT MUST BE RECEIVED AT ANY BROOKLINE SAVINGS BANK OFFICE BY NO LATER THAN 11:00 A.M., BOSTON TIME, ON _____________, 1998. IF YOU NEED AN ADDITIONAL COPY OF THE PROSPECTUS, PLEASE CALL THE STOCK INFORMATION CENTER.

IF YOU HAVE ALREADY PLACED AN ORDER FOR BROOKLINE BANCORP, INC. COMMON STOCK, PLEASE DISREGARD THIS NOTICE.

ANY QUESTIONS THAT YOU MAY HAVE CAN BE ANSWERED BY CALLING THE STOCK INFORMATION CENTER AT (617) ___-____ OR (800) ___-____, FROM 9:00 A.M. TO 4:00 P.M., BOSTON
TIME, MONDAY THROUGH FRIDAY.


SINCERELY,


RICHARD P. CHAPMAN, JR.
PRESIDENT AND CHIEF EXECUTIVE OFFICER


STOCKGRAM

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

BROCHURE

Cover:

                                     Q & A
                            ABOUT THE FORMATION OF
                            BROOKLINE BANCORP, INC.
                   AND THE RELATED OFFERING OF COMMON STOCK

                                    [LOGO]

Inside Cover:

THE REORGANIZATION OF BROOKLINE SAVINGS BANK INTO A MUTUAL HOLDING COMPANY, INCLUDING THE ORGANIZATION OF BROOKLINE BANCORP, INC. AS A MID-TIER STOCK HOLDING COMPANY, AND THE RELATED STOCK OFFERING BY BROOKLINE BANCORP, INC. ARE REFERRED TO HEREIN AS THE "TRANSACTION". REFERENCES HEREIN TO BROOKLINE SAVINGS INCLUDE BROOKLINE SAVINGS IN ITS CURRENT MUTUAL FORM OR POST-REORGANIZATION STOCK FORM, AS INDICATED BY THE CONTEXT.

THIS PAMPHLET ANSWERS FREQUENTLY ASKED QUESTIONS ABOUT THE TRANSACTION AND ABOUT YOUR OPPORTUNITY TO INVEST IN BROOKLINE BANCORP, INC. PLEASE READ THE ENCLOSED PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, PLEASE SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS.

                                THE TRANSACTION

Q.   WHAT IS MEANT BY THE TRANSACTION?

A.   Brookline Savings Bank ("Brookline Savings" or the "Bank") is changing its legal form from a Massachusetts-chartered mutual (no stockholders)
                                                   ------
     savings bank to a Massachusetts-chartered capital stock savings bank that
                                               ------- -----
     will be a subsidiary of Brookline Bancorp, Inc., a Massachusetts-chartered stock holding company, (the "Company"). In addition, the Bank will organize Brookline Bancorp, MHC (the "Mutual Holding Company") which will own the majority of voting common stock of the Company. The Transaction concurrently involves the sale of 47% of the common stock of the Company (the "Offering") which will result in the public owning a minority interest in the Company. After consummation of the Transaction, Brookline Savings Bank will continue to provide its customers with personalized financial services.

Q.   WHY IS THE BANK PURSUING THIS TRANSACTION?

A. The Board of Trustees has determined that the Transaction is in the best interests of Brookline Savings and its customers for a number of reasons including:

 .         The Offering gives customers (including trustees, officers, and employees) and community members an opportunity to have equity ownership in the Bank and the Company. Management believes that the Offering will provide purchasers of the common stock an opportunity to share in any of Brookline Savings' capital growth and potential earnings through the receipt of dividends. There can be no assurances, however, as to Brookline Savings' capital growth, earnings, or the payment of future dividends.

 .         While Brookline Savings currently exceeds all regulatory capital requirements, the mutual holding company structure permits the Bank to strengthen its capital base and will help the Bank take advantage of future business opportunities by raising equity capital through the Offering.

 .         The Transaction will place the Bank in stock form which is the corporate form of organization used by commercial banks and most savings institutions.

Q. WILL THERE BE ANY CHANGES IN TRUSTEES, OFFICERS OR EMPLOYEES AS A RESULT OF THE TRANSACTION?

A. No. The trustees, officers and employees of Brookline Savings will not change as a result of the Transaction. The management and employees of Brookline Savings will continue in their current capacity and will also serve as the initial trustees of the Holding Company. The day-to-day activities will not change as a result of the Transaction.

Q.   WILL THE TRANSACTION HAVE ANY EFFECT ON SAVINGS ACCOUNTS OR LOAN ACCOUNTS?

A. No. CUSTOMERS WILL BE SERVED BY THE SAME STAFF. The Transaction will not affect the amount, interest rate or withdrawal rights of deposit accounts, which will continue to be insured by the FDIC and the Massachusetts Depositors Insurance Fund to the maximum legal limit. Likewise, the loan accounts and rights of borrowers will not be affected.

                               PURCHASING STOCK

Q.   WHO MAY PURCHASE THE COMMON STOCK?

A. Anyone may place an order for the Company's common stock during the offering period. In the event, however, that more orders are received than common stock available, the common stock will be allocated on a priority basis to: (1) depositors of the Bank with aggregate deposits of $50 or more on September 30, 1996; (2) the Bank's Employee Stock Ownership Plan; (3) depositors of the Bank with aggregate deposits of $50 or more on December 31, 1997; (4) employees, officers and trustees of the Bank; and (5) members of the general public. Please note that you are not obligated to purchase stock.

Q.   HOW MUCH COMMON STOCK IS BEING OFFERED?

A. The Company is offering between 8,789,000 and 13,674,650 shares of common stock, which represents a 47% minority ownership interest of the total common stock expected to be outstanding.

     The number of shares offered is based on an independent appraisal of the Company and the Bank, which determined that the estimated pro forma market value was between $187.0 and $290.95 million as of November __, 1997. The final appraisal value will depend upon market and financial conditions at the time the Offering is consummated.

Q.   WHAT IS THE PRICE PER SHARE?

A. The Company is offering the shares at a purchase price of $10.00 per share. All purchasers, including the trustees and officers, will pay the same price per share. NO COMMISSION WILL BE CHARGED FOR STOCK PURCHASED IN THE OFFERING.

Q.   HOW DO I PURCHASE COMMON STOCK?

A. Complete the Stock Order Form and submit it to Brookline Savings with payment by 11:00 a.m. Boston Time, on ________, 1998. You may hand-deliver the Stock Order Form to any Brookline Savings' office, or you may use the enclosed Reply Envelope. Payment may be made by check or money order or by authorization of withdrawal from Brookline Savings deposit accounts. (NOTE THAT ANY APPLICABLE PENALTY FOR EARLY WITHDRAWAL WILL BE WAIVED.)

Q.   WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR STOCK PURCHASES?

A. Yes. Funds received will be placed in a deposit account at Brookline Savings, and interest will be paid at the Bank's passbook savings account rate (currently __%) from the date payment is received until the Offering is completed. With respect to authorized account withdrawals, interest will continue to accrue at the account's contract rate until the Offering is completed.

Q. WHAT IS THE MINIMUM AND MAXIMUM NUMBER OF SHARES THAT I MAY PURCHASE IN THE OFFERING?

A. No person purchasing stock in the Subscription Offering in his/her capacity as an eligible account holder, supplemental account holder or employee, officer, or trustee, may purchase more than $300,000 or 30,000 shares or common stock sold in the Offering. No person, together with associates of persons acting in concert, may purchase more than $300,000 or 30,000 shares of common stock in the Community Offering. No person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than $1.0 million of the common stock sold in the Subscription Offering, Community Offering or any Syndicated Community Offering. The ESOP, however, intends to purchase 4% of the Common Stock sold in the Offering. THE MINIMUM PURCHASE IS 25 SHARES.

Q.   WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

A. Yes. The Company initially intends to pay cash dividends of $____ per share annually, with payments made on a quarterly basis. This represents a ____% yield based on a $10.00 per share price. The first dividend is expected to be declared and paid following the first full quarter after completion of the Offering. However, there can be no assurance that dividends will be declared, or if declared, as to the amount.

Q. IS THE COMMON STOCK INSURED BY THE FDIC OR THE MASSACHUSETTS DEPOSITORS INSURANCE FUND?

A. No. Stock cannot be insured by the FDIC, the Massachusetts Depositors Insurance Fund, or any other government agency.

Q.   ARE INSIDERS PURCHASING COMMON STOCK IN THE OFFERING?

A. Yes. Trustees, executive officers and their associates expect to purchase an aggregate of $_______ or ___% of the maximum number of shares offered in the Offering.

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

Q.   MAY I OBTAIN A LOAN FROM BROOKLINE SAVINGS TO PAY FOR MY SHARES?

A. No. Regulations do not allow Brookline Savings to make loans for this purpose, but other financial institutions may be able to make such a loan.

Q.   MAY I PURCHASE THE COMMON STOCK THROUGH A BROOKLINE SAVINGS IRA?

A.   Yes. However if you have an IRA at Brookline Savings, you will need to
          -------
     transfer your existing relationship to an independent trustee authorized to hold self-directed IRA accounts. Please call the Stock Information Center for assistance in transferring your account or establishing a new self-directed IRA for the purchase of the stock. BECAUSE SUCH TRANSFERS TAKE TIME, PLEASE CONTACT THE STOCK INFORMATION CENTER WITHIN THE FIRST TWO WEEKS OF THE OFFERING PERIOD.

Q.   WHEN DOES THE OFFERING TERMINATE?

A. The Offering will terminate at 11:00 a.m. Boston Time, on _______, 1998, unless extended by the Bank.

Q. WHAT WILL HAPPEN TO MY ORDER IF ORDERS ARE RECEIVED FOR MORE COMMON STOCK THAN IS AVAILABLE?

A. This is referred to as an over-subscription and shares will be allocated on a priority basis as disclosed in the Prospectus. (The order of priority is also provided previously). There is no guarantee than an order will be able to be filled in its entirety. Of course, if we are not able to fill an order (either wholly or partly), funds remitted which are not used toward the purchase of stock will be refunded with interest. If payment for the stock is made by authorization to withdraw the funds from a Brookline Savings Bank account, those funds not used to purchase common stock, will remain in that account along with accrued interest.

Q.   WHEN WILL I RECEIVE MY STOCK CERTIFICATE?

A. Stock certificates will be mailed as soon as practicable after the Offering is completed. Please be aware that you may not be able to sell the shares you purchased until you have received a stock certificate.

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

Q.   HOW MAY I PURCHASE OR SELL SHARES IN THE FUTURE?

A. You may purchase or sell shares through a stockbroker. Brookline Savings has received conditional approval to have the common stock quoted on NASDAQ National Market under the symbol "______" There can be no assurance, however, that an active and liquid market for the common stock will develop.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION CENTER AT
(617)____-____ OR (800)____-____ FROM 9:00 AM TO 4:00 PM, MONDAY THROUGH FRIDAY.

THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

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